EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of ISTA Pharmaceuticals, Inc.:

(1)	Registration Statement (Form S-3 No. 333-82726),

(2)	Registration Statement (Form S-3 No. 333-90994),

(3)	Registration Statement (Form S-3 No. 333-101120),

(4)	Registration Statement (Form S-3 No. 333-103820),

(5)	Registration Statement (Form S-3 No. 333-114815),

(6)	Registration Statement (Form S-3 No. 333-135799),

(7)	Registration Statement (Form S-3 No. 333-144344),

(8)	Registration Statement (Form S-3 No. 333-144345),

(9)	Registration Statement (Form S-3 No. 333-154713),

(10)	Registration Statement (Form S-3 No. 333-155187),

(11)	Registration Statements (Form S-8 Nos. 333-56042),

(12)	Registration Statements (Form S-8 No.333-103281),

(13)	Registration Statements (Form S-8 No 333-103276),

(14)	Registration Statements (Form S-8 No 333-103279),

(15)	Registration Statements (Form S-8 No 333-104434),

(16)	Registration Statements (Form S-8 No 333-119910),

(17)	Registration Statements (Form S-8 No 333-123026),

(18)	Registration Statements (Form S-8 No 333-129036),

(19)	Registration Statements (Form S-8 No 333-131793),

(20)	Registration Statements (Form S-8 No 333-138204),

(21)	Registration Statements (Form S-8 No 333-140577),

(22)	Registration Statements (Form S-8 No 333-149621),

(23)	Registration Statements (Form S-8 No 333-160348),

(24)	Registration Statements (Form S-8 No 333-164357),

(25)	Registration Statements (Form S-8 No 333-164358),

of our reports dated February 25, 2011, related to the consolidated financial statements and consolidated financial statement schedule and the effectiveness of ISTA Pharmaceuticals, Inc.’s internal control over financial reporting, included in this Annual Report (Form 10-K) of ISTA Pharmaceuticals, Inc. for the year ended December 31, 2010.

/s/ BDO USA LLP

Costa Mesa, California

February 25, 2011